UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 1, 2006
CERES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8483 (Commission File Number)	34-1017531 (I.R.S. Employer Identification Number)
17800 Royalton Road, Cleveland, Ohio 44136
(Address of principal executive offices)
(440) 572-2400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 1, 2006, Ceres Group, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of May 1, 2006 (the “Merger Agreement”), with Great American Financial Resources, Inc. (“Parent”) and Project Garden Acquisition Inc. (“Acquisition Sub”). The Merger Agreement contemplates that Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $6.13 per share in cash, without interest.
The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and (ii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger.
Consummation of the Merger is subject to the approval of the Company’s stockholders and the Ohio and Nebraska Departments of Insurance and other customary conditions, including regulatory approvals. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement, under certain specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $500,000 or pay a termination fee of $6,150,000.
A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
On May 1, 2006, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.
In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement will be available free of charge at the SEC’s website, www.sec.gov. Stockholders of the Company will also be able to obtain the proxy statement free of charge by request to Ceres Group, Inc., 17800 Royalton Road, Cleveland, Ohio 44136, Attention: Corporate Secretary.
In connection with the proposed Merger, the Company’s board of directors on May 1, 2006 approved a bonus program permitting the Company to pay bonuses to its executive officers upon completion of the Merger. Payments may only be made to executive officers who are employed by the Company in such positions immediately prior to the completion of the Merger. The aggregate amount of the bonuses may not exceed $600,000.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2006, by and among Ceres Group, Inc., Great American Financial Resources, Inc. and Project Garden Acquisition Inc.

99.1	Press Release dated May 1, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ceres Group, Inc. (Registrant)

Date: May 4, 2006	By: /s/ David I. Vickers

Name: David I. Vickers
Title: EVP and CFO

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Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2006, by and among Ceres Group, Inc., Great American Financial Resources, Inc. and Project Garden Acquisition Inc.

99.1	Press Release dated May 1, 2006

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